SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 ____________________

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 16, 2007

LEAP WIRELESS INTERNATIONAL, INC. (Exact Name of Registrant as Specified in Charter)

Delaware	000-29752	33-0811062
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10307 Pacific Center Court
San Diego, California 92121
(Address of Principal Executive Offices)
____________________

(858) 882-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

     On September 16, 2007, Leap Wireless International, Inc. (“Leap” or the “Company”) issued a press release announcing that Leap’s Board of Directors had unanimously determined that the unsolicited merger proposal received by Leap on September 4, 2007 from MetroPCS Communications, Inc. is not in the best interests of Leap and its shareholders. The Leap Board’s determination was communicated to MetroPCS in a letter dated September 16, 2007 from S. Douglas Hutcheson, Leap’s President and Chief Executive Officer, to Roger D. Linquist, Chairman and Chief Executive Officer of MetroPCS, which is included in Leap’s press release. A copy of the press release is attached as Exhibit 99.1 to this current report.

     As described in the press release, Leap will conduct a conference call on September 17, 2007 at 10:00 a.m., Eastern time, to discuss Leap’s determination regarding the unsolicited merger proposal from MetroPCS and related information. The slides to be reviewed by Leap’s management during the conference call are attached as Exhibit 99.2 to this current report.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release dated September 16, 2007.
99.2	Conference Call Slides dated September 17, 2007.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.

Date: September 16, 2007	By	/s/ Robert J. Irving, Jr.
		Name:	Robert J. Irving, Jr.
		Title:	Senior Vice President and General
Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 16, 2007.
99.2	Conference Call Slides dated September 17, 2007.